EXHIBIT 16.1

                          LETTER FROM DE JOYA & COMPANY








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De Joya & Company
8275 S. Eastern Avenue, Suite 200
Las Vegas, Nevada  89123



February 12, 2004


Securities and Exchange Commission
450 5th Street NW
Washington, DC  20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Wilmington Rexford, Inc. dated December 5, 2003.


                 /s/ De Joya & Company
                 De Joya & Company
                 8275 S. Eastern Avenue, Suite 200
                 Las Vegas, NV  89123